SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2004

Navigant Consulting, Inc.

(Exact name of Registrant as specified in its charter)

Commission File No. 0-28830

Delaware	36-4094854
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

615 North Wabash Avenue, Chicago, Illinois 60611

(Address of principal executive offices, including zip code)

(312) 573-5600

(Registrant’s telephone number, including area code)

The Registrant’s Current Report on Form 8-K dated January 30, 2004 is hereby amended to add Item 7 below.

“Navigant” is a service mark of Navigant International, Inc. The Company is not affiliated, associated, or in any way connected with Navigant International, Inc. and the Company’s use of “Navigant” is made under license from Navigant International, Inc.

Item 7.	Financial Statements and Exhibits

(a) Financial statements of business acquired

REPORT OF INDEPENDENT AUDITORS

Board of Directors

Tucker Alan Inc.

San Francisco, California

We have audited the accompanying balance sheets of Tucker Alan Inc. (a California corporation) as of December 31, 2003 and 2002, and the related statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tucker Alan Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

Crowe Chizek and Company LLC

Oak Brook, Illinois

January 22, 2004, except for Note 14

as to which the date is January 30, 2004

TUCKER ALAN INC.

BALANCE SHEETS

December 31, 2003 and 2002

(Dollar amounts in thousands, except shares data)

	2003	2002
ASSETS
Current assets
Cash and cash equivalents	$225	$534
Receivables
Trade, net of allowance for doubtful accounts of $442 in 2003 and $461 in 2002	11,902	10,474
Unbilled work-in-progress, net of reserves of $908 in 2003 and $927 in 2002	4,956	4,327
Other current assets	1,025	1,384

Total current assets	18,108	16,719
Property and equipment, net	799	1,098
Other assets	263	325

Total assets	$19,170	$18,142

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable to bank	$650	$500
Accounts payable	749	244
Accrued liabilities (Note 12)	3,228	1,769
Deferred state income taxes	240	262

Total current liabilities	4,867	2,775
Deferred state income taxes	—	17
Other long-term liabilities	502	473
Shareholders’ equity
Common stock
Voting shares, no par value
Authorized – 5,000,000 shares issued and outstanding – 453,500 and 600,000 shares at December 31, 2003 and 2002, respectively	454	600
Nonvoting shares, no par value
Issued and outstanding – 612,811 and 597,097 shares at December 31, 2003 and 2002, respectively	874	804

	1,328	1,404
Retained earnings	12,785	13,742

	14,113	15,146
Due from shareholders	(312)	(269)

Total shareholders’ equity	13,801	14,877

Total liabilities and shareholders’ equity	$19,170	$18,142

See accompanying notes to the financial statements.

TUCKER ALAN INC.

STATEMENTS OF OPERATIONS

December 31, 2003, 2002, and 2001

(Dollar amounts in thousands)

	2003	2002	2001
Net revenues before reimbursable expenses	$60,162	$60,246	$56,328
Reimbursable expenses	3,911	4,821	5,320

Total revenues	64,073	65,067	61,648
Operating expenses
Consulting services expense	41,740	44,387	39,826
Cost of reimbursable expenses	3,911	4,821	5,320

Total consulting service expense	45,651	49,208	45,146
Depreciation expense	609	675	560
Other general and administrative expenses	17,982	16,269	13,923

Total operating expenses	64,242	66,152	59,629

Income (loss) from operations	(169)	(1,085)	2,019
Other income (expense)	(755)	206	376

Income (loss) before provision for income taxes	(924)	(879)	2,395
Provision (benefit) for income taxes	(23)	7	57

Net income (loss)	$(901)	$(886)	$2,338

See accompanying notes to the financial statements.

TUCKER ALAN INC.

STATEMENTS OF SHAREHOLDERS’ EQUITY

December 31, 2003, 2002, and 2001

(Dollar and share amounts in thousands)

	Common Stock		Retained Earnings	Due from Shareholders	Total
	Shares	Amount
Balance, January 1, 2001	1,155	$1,293	$12,290	$(191)	$13,392
Sale of common stock	18	45	—	—	45
Advances to shareholders	—	—	—	(50)	(50)
Net income	—	—	2,338	—	2,338

Balance, December 31, 2001	1,173	1,338	14,628	(241)	15,725
Sale of common stock	24	66	—	—	66
Advances to shareholders	—	—	—	(28)	(28)
Net loss	—	—	(886)	—	(886)

Balance, December 31, 2002	1,197	1,404	13,742	(269)	14,877
Sale of common stock	30	90	—	—	90
Repurchase of common stock	(161)	(166)	(56)	—	(222)
Advances to shareholders	—	—	—	(43)	(43)
Net loss	—	—	(901)	—	(901)

Balance, December 31, 2003	1,066	$1,328	$12,785	$(312)	$13,801

See accompanying notes to the financial statements.

TUCKER ALAN INC.

STATEMENTS OF CASH FLOWS

December 2003, 2002, and 2001

(Dollar amounts in thousands)

	2003	2002	2001
Cash flows from operating activities
Net income (loss)	$(901)	$(886)	$2,338
Adjustments to reconcile net income (loss) to net cash from operating activities
Depreciation expense	610	675	560
(Gain) loss on disposition of assets	(3)	42	—
Increase (decrease) in cash resulting from changes in assets and liabilities
Accounts receivable	(1,428)	1,467	(1,026)
Unbilled work in progress	(629)	(377)	13
Prepaid expenses	359	326	(787)
Other assets	62	36	(62)
Accounts payable	505	(163)	(250)
Accrued liabilities	1,420	(22)	240
Other liabilities	29	(30)	91

Net cash from operating activities	24	1,068	1,117
Cash flows from investing activities
Additions to property and equipment	(315)	(690)	(857)
Proceeds from sale of assets	7	—	3

Net cash from investing activities	(308)	(690)	(854)
Cash flows from financing activities
(Decrease) increase in operating line of credit	150	(100)	(250)
Proceeds from the sale of stock	90	66	45
Payments for the purchase of stock	(222)	—	—
Advances to shareholders	(43)	(28)	(50)

Net cash from financing activities	(25)	(62)	(255)

Increase in cash	(309)	316	8
Cash at beginning of year	534	218	210

Cash at end of year	$225	$534	$218

Supplemental disclosure of cash flow information
Cash paid during the year for
Income taxes	$42	$33	$43
Interest	3	9	24

See accompanying notes to the financial statements.

TUCKER ALAN INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001

(Dollar amounts in thousands, except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General: Tucker Alan Inc. (the Company) is a firm of business and litigation consultants providing specialized services in such areas as commercial litigation, regulatory matters, government contracts, construction, intellectual property, healthcare, and financial institutions. The Company provides these services to commercial and regulated businesses, law firms, municipalities, and government agencies through offices located throughout the United States.

The Company was established in July 1994 as a Subchapter S corporation. The Company’s practice is to pay significant bonuses based on performance and make moderate equity distributions to shareholders. The business is highly dependent on certain key individuals. The Company would incur financial difficulty should any of these key individuals terminate their employment. None of these individuals nor any other Tucker Alan employee or shareholder is obligated under a term of employment agreement, non-compete agreement, or a non-solicitation agreement.

The Company is headquartered in San Francisco, California and has offices in 13 cities in the United States.

Revenue Recognition: The Company recognizes net revenue as the related professional services are provided, generally on a time and material basis. Out-of-pocket expenses billed to clients are recognized as a component of revenue and deducted in costs of services provided. Included as adjustments to revenue are changes in the allowance for doubtful accounts and changes in reserves against unbilled work in progress.

The allowance for doubtful accounts is established by management based on historical experience and consideration of specific circumstances related to current engagements. Accounts receivable are written off against the allowance for doubtful accounts when those receivables are considered uncollectible. Typically, accounts receivable do not accrue interest.

The unbilled work in progress reserve is established by management based on historical experience, work in progress related to work requested on government contracts (primarily state) that have not been formally approved and reasonably funded, as well as corporate estimated reserves, taking into consideration circumstances related to particular assignments.

Cash and Cash Equivalents: Cash and cash equivalents consist of checking accounts and money market funds with original maturities of three months or less from dates of acquisition.

TUCKER ALAN INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001

(Dollar amounts in thousands, except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Prepaid Expenses: Certain major prepaid expenses such as rent and insurance are accounted for over their estimated useful beneficial lives.

Concentration of Credit Risk: Financial instruments, which potentially subject the Company to concentrations of credit risk, include deposits greater than $100 with financial institutions. The Company periodically reviews its cash policies and keeps the funds at a large Chicago-area bank.

Property and Equipment: Property and equipment are stated at cost. Depreciation is recorded using accelerated methods over the estimated useful lives of the assets, ranging from 3 to 7 years. Depreciation expense for the years ended December 31, 2003, 2002, and 2001 amounted to $610, $675, and $560, respectively.

Income Taxes: The Company has elected to be taxed as an S corporation for Federal income tax purposes. Under the small business provisions of the Internal Revenue Code, the Company’s net income is reflected in the shareholder’s individual income tax returns. Accordingly, no provision for federal income taxes has been recorded in the statement of operations for the Company. A provision for income taxes is recorded for those states that assess a minimum income tax at the corporate level.

The Company’s tax returns are prepared on the modified cash basis of accounting. The deferred income tax liabilities arising from the temporary differences between the accrual and tax basis financial statements may be recognized and become taxable to the shareholders in future years.

Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements including the allowance for doubtful accounts, unbilled work-in-progress reserves, and depreciation. Actual results could differ from those estimates and may impact future results of operations and cash flows.

TUCKER ALAN INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001

(Dollar amounts in thousands, except per share data)

NOTE 2 - ACCOUNTS RECEIVABLE AND UNBILLED WORK-IN-PROCESS

Accounts receivable and unbilled work-in-process are summarized as follows:

	Accounts Receivable	Unbilled Work-in Process
December 31, 2003
Client fees	$11,937	$5,276
Client job expenses	407	588

	12,344	5,864
Less allowance for doubtful accounts and unbilled work-in-progress reserves	(442)	(908)

	$11,902	$4,956

December 31, 2002
Client fees	$10,549	$4,947
Client job expenses	386	307

	10,935	5,254
Less allowance for doubtful accounts and unbilled work-in-progress reserves	(461)	(927)

	$10,474	$4,327

Accounts receivable and unbilled work-in-process are pledged as security on a line of credit. See Note 5.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2003 and 2002:

	2003	2002
Office equipment	$957	$872
Furniture and fixtures	737	691
Computer equipment	1,504	1,432
Software	414	406

	3,612	3,401
Less accumulated depreciation and amortization	(2,813)	(2,303)

	$799	$1,098

TUCKER ALAN INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001

(Dollar amounts in thousands, except per share data)

NOTE 4 - DUE FROM SHAREHOLDERS

The Company advances and pays state composite taxes on behalf of its shareholders. These advances are unsecured, non-interest-bearing, and contain no definite payment structure. As a result, such amounts have been classified as a reduction of equity.

NOTE 5 - NOTE PAYABLE TO BANK

The Company has a revolving line of credit with a bank for $3,500. The interest rate on the loan is the bank’s prime commercial rate plus 0.50%. The outstanding balance was $650 and $500 at December 31, 2003 and 2002, respectively. Amounts available to be drawn after borrowings and letters of credit outstanding were $2,540 and $2,537 at December 31, 2003 and 2002, respectively.

Borrowings under this line of credit have been modest and are secured by accounts receivable and property and equipment, as well as the personal guarantees of three of the Company’s shareholders. The line of credit requires the Company to comply with certain covenants, including providing financial statements. Until October 3, 2003, the line of credit also required personal financial statements from certain shareholders who provide the personal guarantees.

On October 3, 2003, the line of credit agreement was amended to add a tangible net worth covenant requirement of $8,000 and to cancel the personal guarantees outstanding.

During the year, the Company maintained a letter of credit agreement in lieu of a security deposit for an office lease. The Company’s outstanding balance on this letter of credit was $310 and $463 at December 31, 2003 and 2002, respectively.

NOTE 6 - LEASE COMMITMENTS

The Company entered into various lease agreements for office space that are classified as operating leases. These leases are under noncancelable lease agreements, which expire at various dates through November 2010. The leases generally contain provisions for minimum base rents plus additional rents based on the lessors’ operating expenses through the lease term.

TUCKER ALAN INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001

(Dollar amounts in thousands, except per share data)

NOTE 6 - LEASE COMMITMENTS (Continued)

The estimated future minimum base rents due over the earlier of the cancellation period or lease term are as follows:

Year Ending December 31,	Amount
2004	$3,152
2005	2,504
2006	2,165
2007	1,483
2008	603
Thereafter	488

$10,395

The total rental expense under noncancelable leases amounted to $3,719, $3,349 and $2,705 for the years ended December 31, 2003, 2002, and 2001, respectively.

NOTE 7 - COMMON STOCK

The voting and nonvoting shares of common stock were issued under the terms of shareholder purchase agreements that stipulate the terms under which the shares may be sold or transferred. Under the terms of the agreement, the Company is obligated to repurchase the shares of a shareholder who ceases to be employed by the Company. The purchase price is based on the net book value of the Company, determined on a cash basis, subject to a vesting schedule as set forth in the agreement. The cash basis book value amounted to $1.38 per share as of December 31, 2002. The payment to the shareholder may be in the form of cancellation of debt, an interest-bearing note payable over three years, cash, or any combination thereof.

The Company sold 30,000 shares of nonvoting common stock for $90, 24,000 shares of nonvoting common stock for $66, and 18,000 shares of nonvoting common stock for $45 during the years ended December 31, 2003, 2002, and 2001, respectively.

The Company repurchased approximately 14,000 shares of nonvoting common stock for $20 ($1.38 per share) during the year ended December 31, 2003. The cash basis book value amounted to $1.38 per share as of December 31, 2002. The Company immediately cancelled those shares.

TUCKER ALAN INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001

(Dollar amounts in thousands, except per share data)

NOTE 7 - COMMON STOCK (Continued)

In November 2003, the Company repurchased approximately 147,000 shares of voting common stock from a shareholder for approximately $200. The cash basis book value amounted to $1.38 per share as of December 31, 2002. The Company immediately cancelled those shares.

The Company has not adopted the provisions of FASB Statement 150, “Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity,” which is not effective for private companies until fiscal periods beginning after December 15, 2003. If the provisions of FAS 150 were adopted at December 31, 2003, and applied to the circumstances, approximately $900 would be reclassified from shareholders’ equity to liabilities and be described as shares subject to mandatory redemption.

NOTE 8 - RETIREMENT PLAN

The Company has a 401(k) profit sharing plan covering substantially all of its employees. The Company may make matching contributions at the Board of Directors’ discretion. The Board approved a 50% match of up to 6% of employee contributions for the current period. The Company’s expense for matching contributions was $605, $685, and $557 for the years ended December 31, 2003, 2002, and 2001, respectively. Accrued and expensed matching contributions were $605 and $685 at December 31, 2003 and 2002, respectively.

NOTE 9 - STATE INCOME TAXES

The provision (benefit) for state income taxes is as follows:

	2003	2002	2001
Current	$(48)	$38	$10
Deferred	25	(31)	47

	$(23)	$7	$57

Deferred state income taxes are provided-for using the estimated effective state tax rates, for the difference between the financial statement and tax basis of assets and liabilities. These assets and liabilities are comprised primarily of accounts receivable, unbilled work-in-process, accounts payable, and certain accrued liabilities.

TUCKER ALAN INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001

(Dollar amounts in thousands, except per share data)

NOTE 9 - STATE INCOME TAXES (Continued)

The deferred state income tax liabilities are as follows:

	2003	2002
Current	$240	$262
Noncurrent	—	17

	$240	$279

NOTE 10 - BONUS COMPENSATION

The Company maintains a discretionary bonus plan for all employees. The plan provides for an annual discretionary bonus if approved by the Board of Directors. The criteria used by the Board of Directors include travel, business development, and performance. The bonus is determined and timely paid at year end. The Company intends the year-end bonus program to provide a financial reward for past services and, importantly, an incentive for future services. Consistent with this policy, when staff members inform the Company of their intent to leave prior to year end, their planned bonuses have been reduced substantially.

NOTE 11 - BUSINESS RISKS

From time to time, the Company encounters engagements where clients request additional services without billing or at reduced rates. Management believes that adequate reserves and allowances have been provided for such developments.

In addition, several states have considerable challenges with their revenues, budgets and funding for many programs. Such programs are being reviewed for restructuring, cancellation, and cutbacks, as well as other changes due to these challenges.

TUCKER ALAN INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001

(Dollar amounts in thousands, except per share data)

NOTE 12 - ACCRUED LIABILITIES

Accrued liabilities as of December 31, 2003 and 2002 consisted of the following:

	2003	2002
Accrued wages	$1,023	$46
Accrued vacation	1,059	950
Accrued 401(k) deductions	605	685
Other accrued liabilities	541	88

	$3,228	$1,769

NOTE 13 - VALUATION AND QUALIFYING ACCOUNTS

The gross charges to expense and deductions in the allowance for doubtful accounts and unbilled work-in-progress reserves for the three-year period ended December 31, 2003 is as follows:

	Balance at Beginning of Year	Charges to Expense	Deductions	Balance at End of Year
December 31, 2003
Allowance for doubtful accounts	$461	$542	$561	$442
Unbilled work-in-progress reserves	927	8,038	8,057	908

December 31, 2002
Allowance for doubtful accounts	975	330	844	461
Unbilled work-in-progress reserves	2,321	5,911	7,305	927

December 31, 2001
Allowance for doubtful accounts	817	707	549	975
Unbilled work-in-progress reserves	2,456	5,384	5,519	2,321

TUCKER ALAN INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001

(Dollar amounts in thousands, except per share data)

NOTE 14 - SUBSEQUENT EVENTS

On January 30, 2004, the Company sold its business and operations in exchange for cash, common stock, and the assumption of certain liabilities. The definition of business and operations excludes certain assets and liabilities including certain client engagements, cash, accounts receivable, unbilled work in progress, and liabilities incurred in providing services prior to the transaction. Other expense in the statement of operations for the year ended December 31, 2003 includes $804 of transaction costs related to investment banking, legal, and accounting fees.

Item 7.

(b) Pro Forma Financial Information

The following unaudited pro forma financial information is presented to show the estimated effects of the acquisition of Tucker Alan, Inc. (“TAI”) by Navigant Consulting, Inc. (“Company” or “NCI”).

The unaudited pro forma combined statement of operations combine the respective statements of operations as if the acquisition of TAI had occurred at January 1, 2003.

The unaudited pro forma combined balance sheet reflects the balance sheet of the Company as if the acquisition of TAI had occurred on December 31, 2003.

The pro forma adjustments, which give effect, to the acquisition are based upon the purchase method of accounting and upon the assumptions as set forth in the accompanying notes. This pro forma combined financial information should be read in conjunction with the historical financial statements of the Company, filed as a part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, and the historical financial statements of TAI, which are contained herein.

The unaudited pro forma combined statements of operations are not necessarily indicative of the operating results that would have occurred had the acquisition been consummated at January 1, 2003. Therefore, the unaudited pro forma combined financial statement should not be construed as representative of future operations. For purpose of preparing the Company’s consolidated financial statement subsequent to the acquisition, the Company will establish a new basis for TAI’s assets and liabilities based upon the fair values thereof and the aggregate purchase price, including the costs of the acquisition. A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not been completed. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma combined financial information are preliminary and have been made solely for purposes of developing such pro forma combined information. The Company has undertaken a study to determine the fair value of certain of TAI’s assets and liabilities and will make the appropriate purchase accounting adjustments upon the completion of the study. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein.

UNAUDITED PRO FORMA NAVIGANT CONSULTING INC AND SUBSIDIARIES

COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(In thousands, except per share data)

	Historical		Pro forma Adjustments		Pro forma Combined
	NCI	TAI
Revenues before reimbursements	$276,130	$60,162	$(3,000	)(a)	$333,292
Reimbursements	41,652	3,911	—		45,563

Total revenues	317,782	64,073	(3,000)		378,855
Cost of services before reimbursable expenses	160,080	41,740	(13,419	)(a),(b)	188,401
Reimbursable expenses	41,652	3,911	—		45,563

Total costs of services	201,732	45,651	(13,419)		233,964
General and administrative expenses	63,292	17,982	(804	)(d)	80,470
Stock-based compensation expense	11,107	—	—		11,107
Litigation and settlement provisions	440	—	—		440
Depreciation expense	7,488	609	—		8,097
Amortization expense	1,880	—	—		1,880

Operating income (loss)	31,843	(169)	11,223		42,897
Other income (expense), net	264	(755)	(1,600	)(e)	(2,091)

Income (loss) before income taxes	32,107	(924)	9,623		40,806
Income tax expense (benefit)	13,399	(23)	3,994	(c)	17,370

Net income (loss)	$18,708	$(901)	$5,629		$23,436

Basic income per share:
Income per basic share	$0.43				$0.54
Shares used in computing income per basic share	43,236		412		43,648
Diluted income per share:
Income per diluted share	$0.40				$0.49
Shares used in computing income per diluted share	47,029		1,090		48,119

See accompanying notes to the unaudited pro forma combined consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

(a) This adjustment to TAI’s statements of operations reflects the reduction of revenues and expenses associated with certain excluded client contracts and certain employees of TAI not hired by the Company.

(b) This adjustment to TAI’s statements of operations reflects adjustments to reflect anticipated increases in base salaries, referenced in the asset purchase agreement between the Company and TAI, which is included in the original filing, plus a reduction of incentive compensation amounts for TAI that reflect an estimate of the amounts the employees of TAI would have received based on the Company’s incentive compensation plans in place as of a certain date. It was TAI’s practice, as a subchapter S corporation, to pay significantly all excess cashflow to employees in the form of incentive compensation.

(c) This adjustment represents Federal and State income taxes that would have been recorded by TAI in each year had it not been an S corporation and had it instead been required to pay Federal and State income taxes. The pro forma adjustments to income taxes represent the adjustment of TAI’s effective tax rate to an estimated 41.5 percent, which is comparable to the Company’s effective tax rate.

(d) This adjustment represents TAI’s transaction costs of $804 for investment banking, legal and accounting fees related to the sale of TAI’s assets to the Company.

(e) This adjustment represents interest expense associated with the bank borrowings required to fund the TAI acquisition in 2003. The Company has assumed average borrowing of $20.0 million and an average borrowing rate of 3 percent. This adjustment also reflects imputed interest expense of $1.0 million associated with future cash purchase obligations.

The pro forma statements of operations do not reflect alternative or additional pro forma adjustments related to a variety of issues, such as cost savings from synergies that may be realized, integration costs to be incurred subsequent to the acquisitions, changes in employee benefit plans, alternative incentive compensation plans in place within the Company at various times, as well as other operational and client related items that may have been considered. Certain client projects included in revenue and expense might have been forgone for various reasons. These pro forma circumstances were not adjusted for, as these client projects had been completed prior to the transaction date, January 30, 2004, and were not adjusted for herein. Certain client projects referenced in the asset purchase agreement might not be transferred to the Company. The issues associated with these client projects are complex and emerging. The revenue and costs associated with these projects may or may not be included in the future results of the Company.

UNAUDITED PROFORMA NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2003

(In thousands)

	Historical		Pro forma Adjustments		Proforma Combined
	NCI	TAI
ASSETS
Current assets:
Cash and cash equivalents	$38,402	$225	($225	)(1)	$7,799
			($30,603	)(2)
Accounts receivable, net	68,715	16,858	(16,858	)(1)	68,715
Prepaid expenses and other current assets	5,741	1,337	(312	)(1)	6,766
Deferred income taxes	3,805	—	—		3,805

Total current assets	116,663	18,420	(47,998)		87,085
Property and equipment, net	19,958	799	—		20,757
Goodwill and intangible assets, net	112,075	—	86,680	(6)	198,755
Deferred income taxes, non-current	4,326	(240)	240	(1)	4,326
Other assets	2,294	263	—		2,557

Total assets	$255,316	$19,242	$38,922		$313,480

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank borrowings	$0	$650	($650	)(1)	$15,000
			$15,000	(2)
Accounts payable and accrued liabilities	7,015	1,290	(990	)(1)	7,315
Accrued compensation-related costs	35,552	2,687	(2,687	)(1)	35,552
Income tax payable	2,539	—	—		2,539
Other current liabilities	19,691	—	—		19,691

Total current liabilities	64,797	4,627	10,673		80,097
Non-current liabilities	1,761	502	21,462	(3)	23,725

Total liabilities	66,558	5,129	32,135		103,822
Stockholders’ equity:
Common stock	51	1,328	(1,328	)(1)	51
Preferred stock	—	—	—		—
Additional paid-in capital	398,699	—	5,967	(5)	404,666
Deferred stock issuance	4,375	—	14,933	(4)	19,308
Restricted stock units outstanding	1,459	—	—		1,459
Deferred compensation—restricted stock	(6,376)	—	—		(6,376)
Treasury stock	(68,100)	—	—		(68,100)
Accumulated deficit	(141,645)	12,785	(12,785	)(1)	(141,645)
Accumulated other comprehensive income (loss)	295	—	—		295

Total stockholders’ equity	188,758	14,113	6,787		209,658

Total liabilities and stockholders’ equity	$255,316	$19,242	$38,922		$313,480

See accompanying notes to the unaudited consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

(1)	This adjustment is to remove from the combined balance sheet certain assets that were not included and liabilities that were not assumed in the asset purchase agreement between the Company and TAI as follows:

Cash and cash equivalents	$225
Accounts receivable, net	16,858
Prepaid expenses and other current assets	312
Deferred income taxes, non-current	(240)
Bank borrowings	650
Accounts payable and accrued liabilities	1,290
Accrued compensation-related costs	2,687
Common stock	1,328
Accumulated deficit (Retained Earnings)	12,785

(2)	This adjustment is to record the funding of the cash payment due at closing in the amount of $45,603, with $15,000 in bank borrowing and the remainder paid from cash on hand.

(3)	This adjustment is to record the present value of future cash payment due as of January 15, 2005 and 2006, as noted in the asset purchase agreement between the Company and TAI, which is included in this 8-K filing of the Company dated January 30, 2004.

(4)	This adjustment is to record the Company's common stock which will be issued on January 15, 2005 and 2006, as noted in the asset purchase agreement between the Company and TAI, which is included in this 8-K filing of the Company dated January 30, 2004.

(5)	This adjustment is to record the Company's common stock which were issued at closing, as noted in the asset purchase agreement between the Company and TAI, which is included in this 8-K filing of the Company dated January 30, 2004.

(6)	This adjustment is to preliminarily record the goodwill and intangible assets purchased based on the asset purchase agreement between the Company and TAI, which is included in this 8-K filing of the Company dated January 30, 2004.

Item 7.

(c) Exhibits

(a)	The following exhibits are filed with the Form 8-K/A:

Exhibit 23.1 – Consent of Crowe Chizek and Company LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ BEN W. PERKS

Ben W. Perks Executive Vice President and Chief Financial Officer

Date: March 24, 2004